As filed with the Securities and Exchange Commission on November 14, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
the Securities Act of 1933

McKESSON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3207296 (I.R.S. employer identification number)

One Post Street
San Francisco, California 94104
(415) 983-8300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

McKesson Corporation 2000 Employee Stock Purchase Plan
McKesson Corporation 1999 Stock Option and Restricted Stock Plan
McKesson Corporation 1994 UK Sharesave Scheme
(Full Titles of the Plans)

Ivan D. Meyerson
Senior Vice President, General Counsel and Corporate Secretary
McKesson Corporation
One Post Street
San Francisco, California 94104
(415) 983-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kristina Veaco
Assistant General Counsel and Assistant Secretary
McKesson Corporation
One Post Street
San Francisco, California 94104
(415) 983-8300

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Proposed Maximum	Amount of
	Amount to be		Offering Price	Aggregate	Registration
Title of Each Class of Securities to be Registered	Registered(1)		Per Share	Offering Price	Fee

Common Stock, par value $0.01 per share, to be issued under the 1999 Stock Option and Restricted Stock Plan and 1994 UK Sharesave Scheme	12,850,000	(3)	$29.25 (2)	$375,862,500 (2)	$34,579.35
Common Stock, par value $0.01 per share, to be issued under the 2000 Employee Stock Purchase Plan	5,000,000	(4)	$24.63 (5)	$123,150,000 (5)	$11,329.80
Total	17,850,000		N/A	$499,012,500	$45,909.15

Rights to Purchase Series A Junior Participating Preferred Stock of McKesson Corporation(6)	19,425,000	(7)	N/A	N/A	N/A

(1)	Plus such additional number of shares of Common Stock and associated rights to purchase Series A Junior Participating Preferred Stock of McKesson Corporation (“Series A Preferred Stock”) as may be issuable pursuant to the antidilution provisions of the above-referenced stock option plans and stock purchase plans, in accordance with Rule 416(a).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based on the average of the high and low prices for the Common Stock on November 8, 2002, as reported on the New York Stock Exchange.

(3)	45,200,000 shares are reserved for sale under the 1999 Stock Option and Restricted Stock Plan, 12,500,000 of which are being registered hereby, and 424,000 shares are reserved for sale under the 1994 UK Sharesave Scheme, 350,000 of which are being registered hereby.

(4)	6,100,000 shares are reserved for sale under the 2000 Employee Stock Purchase Plan, 5,000,000 of which are being registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share is based on the product of the closing price of the Common Stock on November 8, 2002, as reported on the New York Stock Exchange, and 85%, which is the percentage of the fair market value applicable to purchases under the 2000 Employee Stock Purchase Plan.

(6)	Associated with the common stock are rights to purchase Series A Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events. No separate consideration will be received by the Company for the initial issuance of the rights to purchase the Series A Preferred Stock.

(7)	Includes 8,925,000 rights associated with the common stock being registered hereby, and 10,500,000 rights associated with 21,000,000 shares of common stock reserved for sale under the 1999 Stock Option and Restricted Stock Plan and previously registered under registration statements incorporated herein by reference.

Explanatory Note
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1
Exhibit 23.2
Exhibit 24.1
Exhibit 24.2
Exhibit 24.3

Explanatory Note

     Pursuant to a registration statement on Form S-8 (File No. 333-70501) filed with the Securities and Exchange Commission (the “Commission”) on January 12, 1999, McKesson Corporation, a Delaware corporation (the “Company”), registered a total of 1,100,000 shares of its common stock, par value $.01 per share (the “Common Stock”), reserved for sale under the Company’s 2000 Employee Stock Purchase Plan (formerly known as the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan) (as amended, the “2000 ESPP”). On August 26, 1999, the Company filed a registration statement on Form S-8 (File No. 333-85965) with the Commission to register an additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP. On July 31, 2002, the stockholders of the Company approved certain amendments to the 2000 ESPP, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 5,000,000 shares. This Registration Statement registers the additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP.

     Pursuant to a registration statement on Form S-8 (File No. 333-30226) filed with the Commission on February 11, 2000, the Company registered a total of 11,700,000 shares of Common Stock reserved for sale pursuant to the Company’s 1999 Stock Option and Restricted Stock Plan (as amended, the “1999 Plan”). The Company filed three registration statements on Form S-8 to register an aggregate of 21,000,000 additional shares of Common Stock reserved for sale under the 1999 Plan. Such registration statements were filed with the Commission on June 23, 2000 (File No. 333-39954), June 13, 2001 (File No. 333-62870) and August 13, 2001 (File No. 333-67378). On July 31, 2002, the Company approved an amendment to the 1999 Plan, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 12,500,000 shares. This Registration Statement registers the additional 12,500,000 shares of Common Stock reserved for sale under the 1999 Plan.

     Pursuant to a registration statement on Form S-8 (File No. 333-70501) filed with the Commission on January 12, 1999, the Company registered a total of 74,000 shares of Common Stock reserved for sale pursuant to the HBO & Company 1994 UK Sharesave Scheme (as amended, the “UK Plan”), which the Company assumed in connection with the merger of a Company subsidiary into HBO & Company in January 1999. On October 25, 2002, the Company approved an amendment to the UK Plan, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 350,000 shares. This Registration Statement registers the additional 350,000 shares of Common Stock reserved for sale under the UK Plan.

     The information required in the Section 10(a) prospectus for each of the plans referenced above is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933, as amended.

     PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 FILED BY THE COMPANY ON JANUARY 12, 1999, AUGUST 26, 1999, FEBRUARY 11, 2000, JUNE 23, 2000, JUNE 13, 2001 AND AUGUST 13, 2001, AS REFERENCED ABOVE (FILE NOS. 333-70501, 333-85965, 333-30226, 333-39954, 333-62870 AND 333-67378).

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit No.	Description

5.1	Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of Ivan D. Meyerson (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (2000 Employee Stock Option Plan).

24.2	Power of Attorney (1999 Stock Option and Restricted Stock Plan).

24.3	Power of Attorney (1994 UK Sharesave Scheme).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 14th day of November, 2002.

McKesson Corporation
By:	/s/ Ivan D. Meyerson
	Name: Title:	Ivan D. Meyerson Senior Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title

* John H. Hammergren	President and Chief Executive Officer and Director (Principal Executive Officer)

* William R. Graber	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Nigel A. Rees	Vice President and Controller (Principal Accounting Officer)

* Tully M. Friedman	Director

* Alton F. Irby III	Director

* M. Christine Jacobs	Director

* Marie L. Knowles	Director

* James V. Napier	Director

* Carl E. Reichardt	Director

Signature	Title

* Jane E. Shaw	Director

* Richard F. Syron	Director

*By: /s/ Ivan D. Meyerson Ivan D. Meyerson Attorney-in-fact	November 14, 2002

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ivan D. Meyerson, Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of Ivan D. Meyerson (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (2000 Employee Stock Option Plan).

24.2	Power of Attorney (1999 Stock Option and Restricted Stock Plan).

24.3	Power of Attorney (1994 UK Sharesave Scheme).